Exhibit 99.1

FOR IMMEDIATE RELEASE

June 2, 2015

SmartStop Self Storage, Inc. Reports First Quarter Results

- Increased Same-Store Revenues by 5.5%

- Increased FFO by 34%

LADERA RANCH, CA – June 2, 2015 – SmartStop Self Storage, Inc. announced operating results for the three months ended March 31, 2015.

“We continue to execute on our income and growth strategy.” commented H. Michael Schwartz, CEO of SmartStop Self Storage, Inc. “We are happy to report that we have achieved our 13th consecutive quarter of year-over-year same-store revenue and net operating income growth.”

Key Highlights for the Three Months Ended March 31, 2015:

•	Increased same-store revenues and net operating income (“NOI”) by 5.5% and 15.3%, respectively, for the three months ended March 31, 2015 compared to the three months ended March 31, 2014. As a result of the Self Administration and Investment Management Transaction, our NOI for the first quarter of 2015 was favorably impacted due to the effect of eliminating property management fees partially offset by new expenses associated with the direct oversight of our properties. Excluding property management fees and including the additional costs we now incur for the three months ended March 31, 2014, results in an increase in same-store operating income of approximately 8.2%.

•	Increased same-store average occupancy by approximately 2.8% to 86.8% for the three months ended March 31, 2015 from 84.0% for the three months ended March 31, 2014.

•	Increased same-store annualized rent per occupied square foot by approximately 2.3% to $11.10 for the three months ended March 31, 2015 from $10.85 for the three months ended March 31, 2014.

•	Increased Funds From Operations (“FFO”) by 34% to $7.1 million for the three months ended March 31, 2015 from $5.3 million for the three months ended March 31, 2014.

•	Increased cash flows from operations by 14% to $7.1 million for the three months ended March 31, 2015 from $6.3 million for the three months ended March 31, 2014.

Self Administration and Investment Management Transaction Impact:

Below we have summarized the impact, before noncontrolling interests, of the Self Administration and Investment Management Transaction to our financial statements for the three months ended March 31, 2015 (in millions):

Item:	Three Months Ended March 31, 2015
Elimination of property management, asset management, and acquisition fees	$3.1
Investment management revenue-affiliates	0.6
Incremental property operating expenses	(0.5)
Incremental general and administrative expenses	(1.4)
Investment management expenses	(0.5)
Other	0.2

$1.5

Acquisitions:

•	On March 26, 2015, we acquired a self storage facility located in Tempe, Arizona from an unaffiliated third party for a total purchase price of approximately $4.4 million, plus closing costs and acquisition expenses.

Capital Transactions:

KeyBank Revolver

In March 2015, we amended the KeyBank Revolver increasing the aggregate commitment from $100 million to $115 million. In addition, there are now five participating lenders, including KeyBank.

In March 2015, we borrowed an additional approximately $7.2 million on the KeyBank Revolver, bringing the then total outstanding amount to $106.2 million. The proceeds of the borrowings were used to purchase the Tempe property and to repay a previously outstanding mortgage on one of our other properties.

In May 2015, we borrowed an additional approximately $6.8 million on the KeyBank Revolver, bringing the total outstanding amount borrowed to approximately $113 million. The proceeds of the borrowings were used to repay a previously outstanding mortgage on one of our existing properties and for general corporate purposes.

KeyBank Bridge Loan

During 2015, the SSTI Preferred Investor borrowed an additional approximately $60 million on the KeyBank Bridge Loan, bringing the total outstanding amount borrowed to approximately $77 million. The proceeds of the borrowings were used to fund our investments in additional Preferred Units in SST II and SSGT.

Investments in Managed REITs

During 2015, the SSTI Preferred Investor invested an additional approximately $52.9 million in Preferred Units in the SST II Operating Partnership and an additional approximately $7.2 million in Preferred Units in the SSGT Operating Partnership.

SST II utilized the funds to purchase through its operating partnership, 26 self storage facilities in California, Colorado, Illinois, Maryland, Michigan, New Jersey and Washington for an aggregate purchase price of approximately $129.4 million.

SSGT utilized the funds to purchase through its operating partnership, six self storage facilities in California, Colorado and Illinois for an aggregate purchase price of approximately $16.2 million.

Quarterly Dividend:

On March 18, 2015, our board of directors declared a distribution rate for the second quarter of 2015 of $0.001917808 per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on April 1, 2015 and continuing on each day thereafter through and including June 30, 2015.

About SmartStop Self Storage, Inc. (formerly Strategic Storage Trust, Inc.):

SmartStop Self Storage, Inc. (SmartStop®) is now a fully integrated, self-administered and self-managed self storage company, owning and/or operating 169 self storage properties in 21 states and Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, Inc., a public non-traded REIT that focuses on stabilized self storage properties, and Strategic Storage Growth Trust, Inc., a public non-traded REIT that focuses on growth-oriented self storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the 7th largest owner/operator in the United States by Mini-Storage Messenger Magazine.

To view SmartStop®’s self storage locations or to find self storage solutions at a nearby storage facility, visit

https://SmartStopSelfStorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “seek,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission, including those described in the Company’s annual report on Form 10-K. This is neither an offer nor a solicitation to purchase securities.

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Real estate facilities:
Land	$198,208,153	$198,963,903
Buildings	473,127,493	471,514,948
Site improvements	46,044,042	45,757,720

	717,379,688	716,236,571
Accumulated depreciation	(70,460,667)	(65,612,805)

	646,919,021	650,623,766
Construction in process	2,869,094	2,063,594

Real estate facilities, net	649,788,115	652,687,360
Cash and cash equivalents	12,329,691	14,934,776
Restricted cash	5,080,296	5,124,979
Investments in unconsolidated entities	7,459,489	7,459,489
Investments in and advances to managed REITs	80,507,717	18,970,033
Other assets	4,861,693	4,785,443
Deferred financing costs, net of accumulated amortization	6,185,037	6,595,933
Intangible assets, net of accumulated amortization	7,664,028	10,700,348
Trademarks, net of accumulated amortization	11,430,000	11,460,000
Goodwill	12,705,000	12,705,000

Total assets	$798,011,066	$745,423,361

LIABILITIES AND EQUITY
Debt	$479,943,637	$421,314,180
Accounts payable and accrued liabilities	15,996,460	16,049,595
Distributions payable	3,614,269	3,587,764
Deferred tax liability	238,255	291,091

Total liabilities	499,792,621	441,242,630

Commitments and contingencies
Equity:
SmartStop Self Storage, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at March 31, 2015 and December 31, 2014, respectively	—	—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 58,433,771 and 57,985,861 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	58,434	57,986
Additional paid-in capital	499,736,388	495,105,818
Distributions	(157,052,416)	(147,014,446)
Accumulated deficit	(63,448,035)	(64,692,729)
Accumulated other comprehensive loss	(4,264,255)	(2,831,301)

Total SmartStop Self Storage, Inc. equity	275,030,116	280,625,328

Noncontrolling interest in our Operating Partnership	23,108,958	23,476,228
Other noncontrolling interests	79,371	79,175

Total noncontrolling interests	23,188,329	23,555,403

Total equity	298,218,445	304,180,731

Total liabilities and equity	$798,011,066	$745,423,361

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Self storage rental revenue	$24,077,927	$22,443,368
Ancillary operating revenue	723,467	689,576
Investment management revenue – affiliates	635,530	—

Total revenues	25,436,924	23,132,944

Operating expenses:
Property operating expenses	8,545,661	7,792,740
Property operating expenses – affiliates	—	2,887,210
Investment management expenses	523,199	—
General and administrative	2,742,661	1,187,223
Depreciation	5,148,918	4,829,150
Intangible amortization expense	1,323,046	1,663,256
Self administration and investment management transaction expenses	—	192,315
Acquisition expenses – affiliates	—	508,542
Other acquisition expenses	78,359	44,794

Total operating expenses	18,361,844	19,105,230

Operating income	7,075,080	4,027,714

Other income (expense):
Interest expense	(5,330,656)	(4,620,158)
Deferred financing amortization expense	(648,690)	(288,188)
Equity in earnings of unconsolidated entities	1,576,302	200,447
Other	(1,365,395)	(359,471)

Net income (loss)	1,306,641	(1,039,656)
Net (income) loss attributable to the noncontrolling interests in our Operating Partnership	(61,751)	8,584
Net income attributable to other noncontrolling interests	(196)	(2,611)

Net income (loss) attributable to SmartStop Self Storage, Inc.	$1,244,694	$(1,033,683)

Net income (loss) per share – basic	$0.02	$(0.02)
Net income (loss) per share – diluted	$0.02	$(0.02)

Weighted average shares outstanding – basic	58,157,475	56,357,846
Weighted average shares outstanding – diluted	58,162,068	56,357,846

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net income (loss) attributable to SmartStop Self Storage, Inc	$1,244,694	$(1,033,683)
Add:
Depreciation of real estate assets	5,016,734	4,740,574
Amortization of real estate related intangible assets	1,163,046	1,663,256
Deduct:
Adjustment for noncontrolling interests	(334,192)	(71,250)

FFO attributable to SmartStop Self Storage, Inc.	7,090,282	5,298,897
Other Adjustments:
Self administration and investment management transaction expenses	—	192,315
Acquisition expenses	78,359	553,336
Realized and unrealized losses on foreign exchange holdings	1,320,073	264,581
Amortization of deferred financing costs	648,690	288,188
Stock based compensation expense	57,162	6,497
Amortization of fair value adjustments of secured debt	(28,981)	(16,612)
Adjustment for noncontrolling interests	(112,286)	(14,756)

FFO, as adjusted attributable to SmartStop Self Storage, Inc.	$9,053,299	$6,572,446

ADDITIONAL INFORMATION REGARDING NOI, AND FFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses, self administration and investment management transaction expenses and other non-property related expenses. We believe that net operating income is useful for investors as it provides a measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the operation of the properties. Additionally, we believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Our FFO calculation complies with NAREIT’s policy described above.

Presentation of FFO is intended to provide useful information to investors as they review our operating performance and as they compare our operating performance to different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO should be reviewed in conjunction with other measurements as an indication of our performance.

For informational purposes, we provide FFO, as adjusted for the exclusion of self administration and investment management transaction expenses, acquisition related costs, amortization of deferred financing costs, realized and unrealized losses on foreign exchange holdings, amortization of fair value adjustments of secured debt and stock based compensation expenses. Although our calculation of FFO, as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of operating performance. We believe that by excluding the noted items, stockholders are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. FFO, as adjusted should not be considered a replacement of the NAREIT definition of FFO.